UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  August 15, 2012

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On August 15, 2012, Florida Power & Light Company (FPL) and three of the several intervenors in FPL's base rate proceeding (the Florida Industrial Power Users Group, the South Florida Hospital and Healthcare Association and the Federal Executive Agencies) filed with the Florida Public Service Commission (FPSC) a joint motion for the FPSC to approve a stipulation and settlement signed by those parties (proposed 2012 rate agreement) that would resolve all matters in FPL's pending base rate proceeding. Concurrently with the filing of the joint motion, the same parties jointly moved for the FPSC to temporarily suspend the base rate proceeding, including the technical hearings scheduled to begin on August 20, 2012, pending the FPSC's consideration of the proposed 2012 rate agreement.
Key elements of the proposed 2012 rate agreement, which would be effective from January 2013 through December 2016, include, among other things, the following:

•	New retail base rates and charges would be established resulting in an increase in retail base revenues of $378 million on an annualized basis commencing in January 2013.

•
FPL's allowed regulatory return on common equity (regulatory ROE) would be 10.70%, with a range of plus or minus 100 basis points. If FPL's earned regulatory ROE were to fall below 9.70%, FPL could seek retail base rate relief. If the earned regulatory ROE were to rise above 11.70%, any party to the proposed 2012 rate agreement other than FPL could seek a review of FPL's retail base rates.

•
Retail base rates would be increased by the annualized base revenue requirements for FPL's three modernization projects (Cape Canaveral, Riviera and Port Everglades) as each of the modernized units becomes operational (which is expected in 2013, 2014 and 2016, respectively).

•
Subject to certain conditions, FPL could amortize, over the term of the proposed 2012 rate agreement, any surplus depreciation reserve remaining at the end of 2012 plus a portion of FPL's fossil dismantlement reserve (collectively, the reserve) in an aggregate amount not to exceed $400 million, provided that in any year of the proposed 2012 rate agreement, FPL would amortize at least enough reserve to maintain a 9.70% earned regulatory ROE but would not amortize any reserve that would result in an earned regulatory ROE in excess of 11.70%.

•
Future storm restoration costs would be recoverable on an interim basis beginning 60 days from the filing of a cost recovery petition, but capped at an amount that could produce a surcharge of no more than $4 for every 1,000 kwh of usage on residential bills during the first 12 months of cost recovery. Any additional costs would be eligible for recovery in subsequent years. If storm restoration costs were to exceed $800 million in any given calendar year, FPL could request an increase to the $4 surcharge to recover the amount above $800 million.

The proposed 2012 rate agreement would not become effective unless approved by the FPSC. In the August 15, 2012 filings, FPL and the three participating intervenors request that the FPSC commence a hearing on August 30, 2012 to consider, and issue a decision by August 31, 2012 regarding, the proposed 2012 rate agreement. The filings also request that, in the event the FPSC declines to approve the proposed 2012 rate agreement, full technical hearings should be held on alternative dates consistent with a schedule that would allow new rates to be implemented effective January 1, 2013.
The foregoing summary is qualified in its entirety by the provisions of the proposed 2012 rate agreement, a copy of which (excluding exhibits) is filed as Exhibit 99 to this Current Report on Form 8-K, and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is being filed pursuant to Item 8.01 herein.

Exhibit Number	Description	NextEra Energy, Inc.	FPL
99	Stipulation and Settlement	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  August 15, 2012

NEXTERA ENERGY, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

MORAY P. DEWHURST

Moray P. Dewhurst
Vice Chairman and Chief Financial Officer, and Executive Vice President - Finance of NextEra Energy, Inc. and Executive Vice President, Finance and Chief Financial Officer of Florida Power & Light Company

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